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                                                                    EXHIBIT 10.2

                           TERM LOAN PROMISSORY NOTE


$3,000,000                                                    New York, New York
                                                                  April 12, 1996


                 FOR VALUE RECEIVED, the undersigned, DeVlieg-Bullard, Inc., a Delaware corporation (herein the "Borrower"), promises to pay to the order of The CIT Group/Business Credit, Inc. ("CITBC"), at CITBC's offices located at 1211 Avenue of the Americas, New York, NY 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of Three Million Dollars ($3,000,000) in twenty-eight (28) equal principal installments of Eighty-Three Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($83,333.33) each payable monthly on the last business day of each month commencing June 30, 1996 and one (1) final installment of the remaining principal amount outstanding, plus all other amounts having accrued and outstanding, payable on October 23, 1998.

                 The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in the Financing and Security Agreement referred to below. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand at a rate per annum equal at all times to the Default Rate.

                 If any payment on this Term Loan Promissory Note (the "Note") becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.





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                 This Note is one of the Term Loan Promissory Notes referred to in the Financing and Security Agreement dated October 23, 1995 between Borrower and CITBC, as amended by the First Amendment dated April 12, 1996 (and as further amended, modified or supplemented from time to time, the "Financing Agreement") and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. Terms defined in the Financing Agreement are used herein with their defined meanings unless otherwise defined herein.

                 Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be immediately due and payable, all as provided in the Financing Agreement.

                 This Note is secured by certain Loan Documents, including the Financing Agreement, and is guaranteed as provided in the Financing Agreement, reference to which is hereby made for a description of the Collateral and guarantees provided for under such Loan Documents and the rights of CITBC with respect to such Collateral and guarantees.

                 The Borrower hereby waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Term Loan Promissory Note.

                 THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                          DEVLIEG-BULLARD, INC.


                                          By /s/ Lawrence M. Murray
                                             -------------------------------
                                             Name:  Lawrence M. Murray
                                             Title:  Chief Financial Officer





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